UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2024, the Board of Directors (the “Board”) of Digimarc Corporation (the “Company”) approved the appointment of George Karamanos to succeed Joel Meyer as the Company’s Executive Vice-President, Chief Legal Officer and Secretary, effective April 8, 2024 (the “Effective Date”). On the Effective Date, Mr. Meyer will transition into a new role as the Company’s Vice President of Intellectual Property and Innovation Strategy.

Prior to his appointment, Mr. Karamanos served as Chief Legal Officer at ZipHQ where he optimized the legal team to accelerate transactions and go-to-market strategy. Prior to that, Mr. Karamanos served as Chief Legal Officer at DataRobot and as General Counsel at AppDynamics (acquired by Cisco in March 2017). He brings nearly two decades of legal leadership and experience advising leading technology companies including Google, X (formerly known as Twitter), and Spotify.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2024, the Company issued a press release announcing the appointment of Mr. Karamanos as Executive Vice-President, Chief Legal Officer and Secretary, and Mr. Meyer’s new role as Vice President of Intellectual Property and Innovation Strategy. The press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company, dated April 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2024

By:	/s/ Joel Meyer
Joel Meyer
Executive Vice President, Chief Legal Officer and Secretary